Exhibit 99.1

Investor Contact:	Michael J. Culotta Executive Vice President and Chief Financial Officer (615) 221-3502

QUORUM HEALTH CORPORATION ANNOUNCES

FOURTH QUARTER AND YEAR END 2016 OPERATING RESULTS AND ISSUES 2017 GUIDANCE

BRENTWOOD, Tenn. (March 29, 2017) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced its operating and financial results for the three months and year ended December 31, 2016.

Net operating revenues for the three months ended December 31, 2016 totaled $515.2 million, compared to $558.2 million for the same period in 2015, a 7.7% decrease.  Net operating revenues for the two hospitals divested in December 2016 totaled $4.7 million and $12.7 million for the three months ended December 31, 2016 and 2015, respectively.  Net loss attributable to Quorum Health Corporation for the three months ended December 31, 2016 was $(90.7) million, or $(3.19) per share, compared to $(0.6) million, or $(0.02) per share, for the same period in 2015.  The financial results for the three months ended December 31, 2016 were significantly impacted by $41.5 million, or $1.40 per share, of impairment charges to long-lived assets and goodwill and a $22.8 million, or $0.77 per share, reduction in net operating revenues as a result of a change in estimate reducing the net realizable value of patient accounts receivable at December 31, 2016, which negatively impacted both contractual allowances and the provision for bad debts.  The Company’s 2015 results for the same period were impacted by $13.0 million, or $0.37 per share, of impairment charges to long-lived assets and no comparable change in estimate related to the collectability of patient accounts receivable.  For additional information on the 2016 charges mentioned above, see footnotes (j) and (k) to the Financial Statements and Selected Operating Data below.  The Company’s same-facility operating results for the three months ended December 31, 2016 reflect a 2.8% decrease in admissions and a 3.5% decrease in adjusted admissions compared to the same period in 2015.  On a consolidated basis, admissions decreased 3.8% and adjusted admissions decreased 4.6% during the three months ended December 31, 2016 compared to the same period in 2015.

Adjusted EBITDA for the three months ended December 31, 2016 was $30.7 million, compared to $77.7 million for the same period in 2015.  The Company divested two hospitals in December 2016 and utilized the combined proceeds of $13.7 million to pay down debt.  These two hospitals negatively impacted EBITDA by $9.1 million for the three months ended December 31, 2016 and $1.1 million in the comparable 2015 period. As a result, Adjusted EBITDA, Adjusted for Divestitures, was $39.8 million, compared to $78.8 million for the same period in 2015.  For information regarding why the Company believes Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures present useful information to investors and for a reconciliation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures to net income (loss) attributable to Quorum Health Corporation, the most directly comparable U.S. GAAP financial measure, see footnote (b) to the Financial Statements and Selected Operating Data below.

Net operating revenues for the year ended December 31, 2016 totaled $2,138.5 million, compared to $2,187.3 million for the year ended December 31, 2015, a 2.2% decrease.  Net operating revenues for the two hospitals divested in 2016 totaled $43.6 million and $54.8 million for the twelve months ended December 31, 2016 and 2015, respectively.  Net loss attributable to Quorum Health Corporation for the year ended December 31, 2016 was $(347.7) million, or $(12.24) per share, compared to net income attributable to Quorum Health Corporation of $1.3 million, or $0.05 per share, for the year ended December 31, 2015.  The financial results for the year ended December 31, 2016 were significantly impacted by $291.9 million, or $8.89 per share, of impairment charges to long-lived assets and goodwill and $22.8 million, or $0.69 per share, related to the change in estimate mentioned above.   The Company’s same-facility operating results for the year ended December 31, 2016 reflect a 2.8% decrease in admissions and a 2.0% decrease in adjusted admissions compared to the year ended December 31, 2015.  On a consolidated basis, admissions decreased 3.1% and adjusted admissions decreased 2.3% during the year ended December 31, 2016 compared to the year ended December 31, 2015.

Adjusted EBITDA for the year ended December 31, 2016 was $162.9 million, compared to $263.7 million for the year ended December 31, 2015.  The two hospitals divested in December 2016 negatively impacted EBITDA by $18.9 million and $5.4 million during the year ended December 31, 2016 and 2015, respectively.  As a result, Adjusted EBITDA, Adjusted for Divestitures, was $181.9 million, compared to $269.0 million for the year ended December 31, 2015.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss on the sale of hospitals, transaction costs related to the Company’s spin-off from Community Health Systems, Inc. (the “Spin-off”), severance costs for post-spin headcount reductions and a change in estimate related to the collectability of patient accounts receivable.  Adjusted EBITDA, Adjusted for Divestitures further excludes the effect of negative EBITDA of hospitals divested.  For information regarding why the Company believes Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures present useful information to investors and for a reconciliation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures to net income (loss) attributable to Quorum Health Corporation, the most directly comparable U.S. GAAP financial measure, see footnote (b) to the Financial Statements and Selected Operating Data below.

Commenting on the results, Thomas D. Miller, president and chief executive officer of Quorum Health Corporation, said, “These results are not what we hoped for; however, we have made significant progress towards restructuring our hospital portfolio, refining our operations, and adding access to care in our communities since our spin-off from Community Health Systems, Inc. in April 2016.

“On the restructuring front, of the hospitals we initially targeted for divestiture, we sold two in the fourth quarter of 2016.  These two hospitals represented almost $19 million of negative EBITDA during 2016.  We have executed a definitive agreement for the sale of one hospital that we expect to close by the end of the first quarter of 2017, and we expect to execute a definitive agreement on another hospital also before the end of the first quarter of 2017.  Further, we have signed letters of intent covering four additional hospitals with expected divestiture completions in the second and third quarters of 2017.  We are also evaluating potential divestitures of additional hospitals with negative and low single digit EBITDA margins.  We expect to complete the resulting transactions from this group over the next twelve months, and we estimate cash proceeds from these transactions to be approximately $200 million, all of which will be used to reduce our secured debt.

“On the operations front, we implemented substantial cost-reducing initiatives in the first quarter of 2017 to better align our expenses to our volumes.  A special initiative to improve our collection cycle is underway, beginning in Illinois, with respect to our business office collections. As to increasing local access to care, our physician recruitment team has made a major impact on meeting the medically underserved needs in our markets so that we can take care of the patients in our communities.  We commenced 43 physician practices in the fourth quarter of 2016 and added another 32 practices in the first quarter of 2017.  We continue to position our hospitals for additional outpatient growth and to expand needed services. With these efforts, as well as other earnings driving initiatives, we remain focused on improving operations, reducing leverage and increasing access and the quality of care we provide in our hospitals.”

Financial Outlook

Set forth below is selected information concerning the Company’s financial outlook for the year ending December 31, 2017.  These projections are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time.  The 2017 guidance should be considered in conjunction with the assumptions included herein. See “Forward-Looking Statements” below for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The Company expects net operating revenues for the year ending December 31, 2017 to range from $2.050 billion to $2.100 billion.  The Company expects Adjusted EBITDA for the year ending December 31, 2017 to range from $150 million to $170 million and Adjusted EBITDA, Adjusted for Potential Divestitures to range from $170 million to $200 million.  The guidance gives effect to: (i) divestitures and potential divestitures stated above, (ii) the approval of the California Department of Health Care Services’ Hospital Quality Fee (“HQAF”) Program by The Centers for Medicare & Medicaid Services (“CMS”), which we estimate to be approved in the fourth quarter of 2017 at approximately $13 million less than 2016, (iii) the reduction in electronic health records incentives earned in 2017 of approximately $7 million dollars from the 2016 amounts, (iv) including approximately $10 million to $13 million of non-cash stock-based compensation and other non-cash benefits expense and approximately $25 million to $26 million of non-cash insurance expense, and (v) no estimate for the effects of any changes to the Affordable Care Act. Adjusted EBITDA, Adjusted for Potential Divestitures includes the same assumptions above, in addition to excluding the negative EBITDA of the potential divestitures from the beginning of the year.  A reconciliation of the Company’s projected 2017 Adjusted EBITDA, and Adjusted EBITDA, Adjusted for Potential Divestitures, each a forward-looking non-GAAP financial measure, to net income (loss) attributable to Quorum Health Corporation, the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort, including interest expense, income tax expense (benefit) and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) attributable to Quorum Health Corporation in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Update on Form 10-K Filing Date and Announcement of Date for 2017 Annual Meeting of Stockholders

The Company has filed today with the Securities and Exchange Commission a notification on Form 12b-25 that the Company is not, without unreasonable effort and expense, able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 within the prescribed time period due to efforts by the Company to work with its lenders to amend certain provisions of the Company’s existing senior credit facility (the “Credit Facility Amendment”). (The delay is not related to the Company’s previously announced investigation.) On December 31, 2016, the Company adopted FASB Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statements-Going Concern, which requires management to evaluate if there may be conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern. As a result of adopting ASU No. 2014-15, management was required to evaluate the Company’s ability to comply with the Secured Net Leverage Ratio under its senior credit facility for one year following the issuance of its financial statements for the year ended December 31, 2016 (“2016 Financial Statements”). Although the Company was in compliance with its financial covenants as of December 31, 2016, the new standard requires management to base its evaluation of the Company’s ability to continue to comply with those covenants on results and events considered “probable” of occurring considering historical results, implemented plans, and executed agreements as of the date the Company issues its 2016 Financial Statements. Therefore, given (i) the Company’s historical operating results, (ii) delays in the approval of the California Department of Health Care Services’ HQAF Program for the 2017 to 2019 program period as the Company cannot recognize any earned revenues until CMS approval of the program has been issued, and (iii) the amount of net operating losses from hospitals the Company intends to divest, management plans to amend certain provisions of its senior credit facility to provide greater confidence in the Company’s ability to comply with the Secured Net Leverage Ratio for the one year period following the issuance of its 2016 Financial Statements.  See footnotes (a) and (l) to the Financial Statements and Selected Operating Data below which provide additional information on the California program and the Company’s debt covenant compliance.

The Company is actively working with its lenders to finalize the Credit Facility Amendment and believes that, if it is able to successfully negotiate and consummate the Credit Facility Amendment by the time it files its Annual Report on Form 10-K, the Company will be able to conclude that management’s plans alleviate any substantial doubt about its ability to continue as a going concern. The Company intends to file its Annual Report on Form 10-K within the grace period prescribed in Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

In light of the additional time needed to finalize the Company’s Annual Report on Form 10-K, the Company currently anticipates that its 2017 Annual Meeting of Stockholders (“Annual Meeting”) will now be held on Tuesday, May 16, 2017.  Additional details related to the 2017 Annual Meeting of Stockholders will be circulated in proxy materials in advance of the Annual Meeting.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States.  As of December 31, 2016, the Company owned or leased 36 hospitals in rural and mid-sized markets located across 16 states and licensed for 3,459 beds.  Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services.  Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville.  Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.”  More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call to review operating and financial results for the three months and year ended December 31, 2016 upon completion of its year end audit and the filing of its 2016 Annual Report on Form 10-K.  The Company does not believe the unaudited financial statements and operating data contained within this press release will differ significantly from the audited financial statements to be filed in its Annual Report on Form 10-K, though the Company cautions that the financial information in this press release is preliminary and based on information available at this time.  The Company’s audited results are subject to change, and actual results may differ significantly from these unaudited amounts. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) are available on the Company’s website at www.quorumhealth.com.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings Per Share and Shares)

	Three Months Ended December 31,
	2016		2015
		% of		% of
	Amount	Revenues	Amount	Revenues

Operating revenues, net of contractual allowances and discounts (a)	$593,855		$624,864
Provision for bad debts	78,615		66,638
Net operating revenues	515,240	100.0%	558,226	100.0%
Operating costs and expenses:
Salaries and benefits	268,559	52.1%	250,650	44.9%
Supplies	66,829	13.0%	60,300	10.8%
Other operating expenses	163,276	31.8%	161,996	29.1%
Depreciation and amortization	26,434	5.1%	32,674	5.9%
Rent	11,966	2.3%	11,889	2.1%
Electronic health records incentives earned	(1,691)	(0.3)%	(4,327)	(0.8)%
Legal, professional and settlement costs	1,166	0.2%	—	—%
Impairment of long-lived assets and goodwill (j)	41,470	8.0%	13,000	2.3%
Loss on sale of hospitals, net	2,150	0.4%	—	—%
Transaction costs related to the Spin-off	44	—%	7,283	1.3%
Total operating costs and expenses	580,203	112.6%	533,465	95.6%
Income (loss) from operations	(64,963)	(12.6)%	24,761	4.4%
Interest expense, net	28,684	5.6%	24,111	4.3%
Income (loss) before income taxes	(93,647)	(18.2)%	650	0.1%
Provision for (benefit from) income taxes	(3,555)	(0.7)%	(131)	—%
Net income (loss)	(90,092)	(17.5)%	781	0.1%
Less: Net income (loss) attributable to noncontrolling interests	574	0.1%	1,360	0.2%
Net income (loss) attributable to Quorum Health Corporation (b)	$(90,666)	(17.6)%	$(579)	(0.1)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (c)	$(3.19)		$(0.02)
Weighted-average shares outstanding:
Basic and diluted (d)	28,416,801		28,412,054

For footnotes, see pages 9-13.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings Per Share and Shares)

	Year Ended December 31,
	2016		2015
		% of		% of
	Amount	Revenues	Amount	Revenues

Operating revenues, net of contractual allowances and discounts (a)	$2,419,053		$2,445,858
Provision for bad debts	280,586		258,520
Net operating revenues	2,138,467	100.0%	2,187,338	100.0%
Operating costs and expenses:
Salaries and benefits	1,057,119	49.4%	1,016,696	46.5%
Supplies	258,639	12.1%	249,792	11.4%
Other operating expenses	645,802	30.3%	634,233	29.0%
Depreciation and amortization	117,288	5.5%	128,001	5.9%
Rent	49,883	2.3%	48,729	2.2%
Electronic health records incentives earned	(11,482)	(0.5)%	(25,779)	(1.2)%
Legal, professional and settlement costs	7,342	0.3%	—	—%
Impairment of long-lived assets and goodwill (j)	291,870	13.6%	13,000	0.6%
Loss on sale of hospitals, net	2,150	0.1%	—	—%
Transaction costs related to the Spin-off	5,488	0.3%	16,337	0.7%
Total operating costs and expenses	2,424,099	113.4%	2,081,009	95.1%
Income (loss) from operations	(285,632)	(13.4)%	106,329	4.9%
Interest expense, net	113,440	5.3%	98,290	4.5%
Income (loss) before income taxes	(399,072)	(18.7)%	8,039	0.4%
Provision for (benefit from) income taxes	(53,875)	(2.6)%	3,304	0.2%
Net income (loss)	(345,197)	(16.1)%	4,735	0.2%
Less: Net income (loss) attributable to noncontrolling interests	2,491	0.2%	3,398	0.1%
Net income (loss) attributable to Quorum Health Corporation (b)	$(347,688)	(16.3)%	$1,337	0.1%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (c)	$(12.24)		$0.05
Weighted-average shares outstanding:
Basic and diluted (d)	28,413,247		28,412,054

For footnotes, see pages 9-13.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED AND COMBINED SELECTED OPERATING DATA

	Three Months Ended December 31,
	2016	2015	$ Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (e)	3,459	3,582	(123)	(3.4)%
Admissions (f)	23,200	24,107	(907)	(3.8)%
Adjusted admissions (g)	57,202	59,935	(2,733)	(4.6)%
Emergency room visits (h)	174,754	179,977	(5,223)	(2.9)%
Medicare case mix (i)	1.41	1.33	0.08	6.0%

Same-facility:
Number of licensed beds at end of period (e)	3,459	3,462	(3)	(0.1)%
Admissions (f)	23,004	23,661	(657)	(2.8)%
Adjusted admissions (g)	56,582	58,637	(2,055)	(3.5)%
Emergency room visits (h)	172,375	176,623	(4,248)	(2.4)%
Medicare case mix (i)	1.41	1.34	0.07	5.2%

	Year Ended December 31,
	2016	2015	$ Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (e)	3,459	3,582	(123)	(3.4)%
Admissions (f)	95,313	98,378	(3,065)	(3.1)%
Adjusted admissions (g)	235,263	240,841	(5,578)	(2.3)%
Emergency room visits (h)	726,155	730,021	(3,866)	(0.5)%
Medicare case mix (i)	1.38	1.34	0.04	3.0%

Same-facility:
Number of licensed beds at end of period (e)	3,459	3,462	(3)	(0.1)%
Admissions (f)	93,837	96,561	(2,724)	(2.8)%
Adjusted admissions (g)	231,046	235,693	(4,647)	(2.0)%
Emergency room visits (h)	713,151	716,303	(3,152)	(0.4)%
Medicare case mix (i)	1.39	1.35	0.04	3.0%

For footnotes, see pages 9-13.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$25,455	$1,106
Patient accounts receivable, net of allowance for doubtful accounts of $360,796 and $346,507 at December 31, 2016 and 2015, respectively	380,685	390,890
Inventories	58,124	60,542
Prepaid expenses	23,028	16,030
Due from third-party payors	116,235	110,806
Current assets of hospitals held for sale	1,502	—
Other current assets	57,942	59,011
Total current assets	662,971	638,385
Property and equipment, at cost	1,519,975	1,603,653
Less: Accumulated depreciation and amortization	(786,075)	(723,404)
Total property and equipment, net	733,900	880,249
Goodwill	416,833	541,704
Intangible assets, net	84,982	129,250
Long-term assets of hospitals held for sale	6,851	—
Other long-term assets	88,833	105,268
Total assets	$1,994,370	$2,294,856
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$5,683	$7,915
Accounts payable	169,684	138,483
Accrued liabilities:
Accrued salaries and benefits	98,803	82,620
Accrued interest	19,915	—
Due to third-party payors	42,537	30,103
Current liabilities of hospitals held for sale	492	—
Other current liabilities	53,268	45,255
Total current liabilities	390,382	304,376
Long-term debt (l)	1,241,142	15,500
Due to Parent, net	—	1,800,908
Deferred income tax liabilities, net	31,474	41,030
Other long-term liabilities	108,996	108,141
Total liabilities	1,771,994	2,269,955
Redeemable noncontrolling interests	6,807	8,958
Equity:
Quorum Health Corporation stockholders' equity:
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued at December 31, 2016	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 29,482,050 shares issued and outstanding at December 31, 2016	3	—
Additional paid-in capital	537,911	—
Accumulated other comprehensive loss	(2,760)	—
Accumulated deficit	(334,026)	—
Total Quorum Health Corporation stockholders' equity	201,128	—
Parent's equity	—	3,184
Nonredeemable noncontrolling interests	14,441	12,759
Total equity	215,569	15,943
Total liabilities and equity	$1,994,370	$2,294,856

For footnotes, see pages 9-13.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,
	2016	2015	2014

Cash flows from operating activities:
Net income (loss)	$(345,197)	$4,735	$7,353
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	117,288	128,001	127,593
Non-cash interest expense	2,496	—	—
Provision for (benefit from) deferred income taxes	(56,339)	2,542	5,007
Stock-based compensation expense	7,441	—	—
Impairment of long-lived assets and goodwill	291,870	13,000	1,000
Loss on sale of hospitals, net	2,150	—	—
Changes in reserves for self-insurance claims, net of payments	27,994	—	—
Changes in reserves for legal, professional and settlement costs, net of payments	3,651	—	—
Other non-cash expense (income), net	(575)	380	495
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable, net	10,205	(16,639)	(38,744)
Due from and due to third-party payors, net	7,005	(18,198)	(47,626)
Inventories, prepaid expenses and other current assets	1,457	8,000	(7,194)
Accounts payable and accrued liabilities	20,760	(78,944)	3,422
Long-term assets and liabilities, net	(9,120)	12	(8,262)
Net cash provided by operating activities	81,086	42,889	43,044

Cash flows from investing activities:
Capital expenditures for property and equipment	(79,920)	(59,455)	(69,066)
Capital expenditures for software	(7,269)	(8,845)	(61,054)
Acquisitions, net of cash acquired	(785)	(8,019)	(141,994)
Proceeds from the sale of hospitals	13,746	—	—
Proceeds from asset sales	1,082	3,114	258
Other investing activities	—	(5,387)	(242)
Net cash used in investing activities	(73,146)	(78,592)	(272,098)

Cash flows from financing activities:
Borrowings of long-term debt	1,256,281	372	110
Repayments of long-term debt	(15,222)	(1,563)	(1,631)
Increase in Due to Parent, net	24,796	262,775	111,686
Increase (decrease) in receivables facility, net	—	(224,774)	122,064
Payments of debt issuance costs	(29,146)	—	—
Cash paid to Parent related to the Spin-off	(1,217,336)	—	—
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(13)	—	—
Cash distributions to noncontrolling investors	(2,850)	(1,623)	(1,489)
Purchases of shares from noncontrolling investors	(101)	(937)	—
Net cash provided by financing activities	16,409	34,250	230,740

Net change in cash and cash equivalents	24,349	(1,453)	1,686
Cash and cash equivalents at beginning of period	1,106	2,559	873
Cash and cash equivalents at end of period	$25,455	$1,106	$2,559

For footnotes, see pages 9-13.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

The California Department of Health Care Services implemented the HQAF program, imposing a fee on certain general and acute care California hospitals.  Revenues generated from these fees provide funding for the non-federal supplemental payments to California hospitals that serve California’s Medicaid (“Medi-Cal”) and uninsured patients.  Under the most recent phase of the program, covering the period January 2014 through December 2016, the Company recognized $34.4 million, $31.5 million and $25.2 million of operating revenues, net of fees, for the years ended December 31, 2016, 2015 and 2014, respectively.

In November 2016, California voters approved a state constitutional amendment measure that extends indefinitely the statute that imposes fees on California hospitals seeking federal matching funds.  However, the current program expired on December 31, 2016 and CMS has not approved a new program.  Consistent with the first four phases of the HQAF program, the Company does not recognize any revenues under the new program until CMS completes the approval process.  HQAF funding levels are based in part on Medi-Cal utilization. As a result, changes in coverage of individuals under the Medi-Cal program could affect the revenues and cash flows related to the Company’s California hospitals under future phases of the HQAF program.  Accordingly, the Company is unable to predict the ultimate amount of revenues and cash flows its California hospitals may receive from or the timing of CMS’ approval of the extended HQAF program, including its impact on the Company’s 2017 quarterly or full year net operating results.

(b)

EBITDA is a non-GAAP financial measure that consists of net income (loss) attributable to Quorum Health Corporation before interest, income taxes, depreciation and amortization and after adding back net income (loss) attributable to noncontrolling interests.  Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss on sale of hospitals, transaction costs related to the Spin-off, severance costs for post-spin headcount reductions and the change in estimate related to collectability of patient accounts receivable.  The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and in comparing the Company’s results of operations between periods.  Adjusted EBITDA, Adjusted for Divestitures, also a non-GAAP financial measure, is further adjusted to exclude the effect of negative EBITDA of hospitals divested. The Company has presented Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are not measurements of financial performance under U.S. GAAP.  These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP.  The items excluded from Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are significant components in understanding and evaluating the Company’s financial performance.  The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures may not be comparable to similarly titled measures reported by other companies.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA (CONTINUED)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures, each as defined above, to net income (loss) attributable to Quorum Health Corporation, the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated and combined financial statements for the respective periods (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income (loss) attributable to Quorum Health Corporation	$(90,666)	$(579)	$(347,688)	$1,337
Net income (loss) attributable to noncontrolling interests	574	1,360	2,491	3,398
Interest expense, net	28,684	24,111	113,440	98,290
Provision for (benefit from) income taxes	(3,555)	(131)	(53,875)	3,304
Depreciation and amortization	26,434	32,674	117,288	128,001
EBITDA	(38,529)	57,435	(168,344)	234,330
Legal, professional and settlement costs	1,166	—	7,342	—
Impairment of long-lived assets and goodwill	41,470	13,000	291,870	13,000
Loss on sale of hospitals, net	2,150	—	2,150	—
Transaction costs related to the Spin-off	44	7,283	5,488	16,337
Severance costs for post-spin headcount reductions	1,617	—	1,617	—
Change in estimate related to collectability of patient accounts receivable (k)	22,799	—	22,799	—
Adjusted EBITDA	30,717	77,718	162,922	263,667
Negative EBITDA of divested hospitals	9,110	1,125	18,930	5,357
Adjusted EBITDA, Adjusted for Divestitures	$39,827	$78,843	$181,852	$269,024

In connection with the Credit Facility Amendment, the Company intends to provide to lenders the following table which reconciles the major components impacting Adjusted EBITDA, Adjusted for Divestitures for the three months and year ended December 31, 2015 to the same 2016 periods (in thousands):

	Three Months Ended	Year Ended

2015 Adjusted EBITDA, Adjusted for Divestitures	$78,843	$269,024
Differences in hospitals to be divested	(7,223)	(15,077)
Differences in corporate office and management fees	(8,935)	(15,847)
Increase in medical specialist fees	(6,867)	(21,761)
TSA costs above previous allocations	(671)	(6,275)
Decline in EHR incentives	(2,636)	(14,297)
Reduction in rebates and administrative fees	(2,728)	(5,273)
Estimated volume impacts of hospitals not to be divested	(16,376)	(24,435)
Estimated rate impacts of hospitals not to be divested	8,973	31,064
Other	(2,553)	(15,271)
2016 Adjusted EBITDA, Adjusted for Divestitures	$39,827	$181,852

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA (CONTINUED)

(c)	The following tables reconcile net income (loss) attributable to Quorum Health Corporation, as reported, on a per share basis, with the adjustments described herein:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(per share - basic and diluted)		(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(3.19)	$(0.02)	$(12.24)	$0.05
Adjustments:
Legal, professional and settlement costs	0.04	—	0.22	—
Impairment of long-lived assets and goodwill	1.40	0.37	8.89	0.27
Loss on sale of hospitals, net	0.07	—	0.07	—
Transaction costs related to the Spin-off	—	0.20	0.17	0.34
Severance costs for post-spin headcount reductions	0.05	—	0.05	—
Change in estimate related to collectability of patient accounts receivable	0.77	—	0.69	—
Net operating losses of divested hospitals	0.33	0.05	0.65	0.17
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.53)	$0.60	$(1.50)	$0.83

(d)

For comparative purposes, the Company used 28,412,054 shares as the number of weighted-average shares to calculate basic and diluted earnings per share for periods prior to the Spin-off.  This number represents the number of shares issued on the Spin-off date.  Due to the net loss attributable to Quorum Health Corporation in the three months and year ended December 31, 2016, no incremental shares are included in diluted earnings per share for these periods, because the effect of the shares would be anti-dilutive.  No incremental shares were considered for any periods prior to the Spin-off.

(e)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(f)	Admissions represent the number of patients admitted for inpatient services.
(g)	Adjusted admissions is computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(h)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(i)

Medicare case mix index is a relative value assigned to a diagnosis-related group of inpatients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA (CONTINUED)

(j)	A summary of the impairment charges recorded during the year ended December 31, 2016 subsequent to the Spin-off follows (in thousands):
	2016 Impairment Charges
						Total
	Property	Capitalized		Total		Goodwill
	and	Software	Medicare	Long-lived		and Long-
	Equipment	Costs	Licenses	Assets	Goodwill	lived Assets

Second quarter of 2016 impairment charges:
Held for sale assets	$9,789	$4,411	$—	$14,200	$5,000	$19,200
Held for use assets	31,200	—	—	31,200	—	31,200
Preliminary step two goodwill impairment estimate	—	—	—	—	200,000	200,000
Total impairment charges recorded in the second quarter of 2016	40,989	4,411	—	45,400	205,000	250,400
Fourth quarter of 2016 impairment charges:
Final step two goodwill impairment and asset analysis as of September 30, 2016:
Held for sale assets	1,386	14	—	1,400	—	1,400
Held for use assets	70,470	10,830	—	81,300	(80,000)	1,300
Further decline in held for use assets as of December 31, 2016	32,723	3,677	2,370	38,770	—	38,770
Total impairment charges recorded in the fourth quarter of 2016	104,579	14,521	2,370	121,470	(80,000)	41,470
Total impairment charges recorded in the full year 2016	$145,568	$18,932	$2,370	$166,870	$125,000	$291,870

As a result of management’s decision to classify certain hospitals as held for sale and evaluate other hospitals for divestiture, and due to the increase in net operating losses associated with these hospitals, the Company analyzed the long-lived assets of all of its hospitals to test for impairment during the second quarter of 2016.  The Company additionally evaluated the estimated fair value of the hospitals held for sale in relation to the overall fair value of its hospital operations reporting unit to test for goodwill impairment and identified certain indicators of goodwill impairment related to its entire hospital operations reporting unit during the second quarter of 2016. Step one of the goodwill impairment evaluation indicated that the carrying value of the hospital operations reporting unit exceeded its fair value as of June 30, 2016. In step two of the goodwill impairment test, a hypothetical purchase price valuation for each hospital was performed utilizing a September 30, 2016 measurement date. The results of this analysis, which was completed in the fourth quarter of 2016, indicated that the carrying values of certain of the Company’s individual hospitals exceeded their fair values. Considering these results to be an indicator of potential impairment as of September 30, 2016, the Company tested the long-lived assets at certain of its hospitals utilizing the September 30, 2016 measurement date. Furthermore, a decline in operating results during the fourth quarter of 2016 led the Company to update its impairment analysis utilizing a December 31, 2016 measurement date.

(k)

As of December 31, 2016, the Company recorded a change in estimate of $22.8 million to reduce the net realizable value of its patient accounts receivable.  This adjustment negatively impacted both contractual allowances and the provision for bad debts in the net operating revenues components of the statement of income for both the three months and year ended December 31, 2016.  The portion of this change in estimate that impacted contractual allowances was $11.4 million and related to increasing delays associated with collections on Illinois Medicaid accounts receivable.  The remainder of the change in estimate, also $11.4 million, impacted the provision for bad debts and related to an assessment of the collectability of managed care and commercial accounts receivable aged greater than one year based on a review of historical cash collections for these accounts.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA (CONTINUED)

(l)

As of December 31, 2016, the Company had a Secured Net Leverage Ratio of 3.93 to 1.00, implying additional borrowing capacity of $125.8 million.  The maximum Secured Net Leverage Ratio permitted under the Company’s senior credit facility, as determined based on 12 month trailing Consolidated EBITDA defined in the credit agreement (prior to any amendment) follows:

Maximum
Secured Net
Period	Leverage Ratio

Period from April 29, 2016 to June 30, 2017	4.50 to 1.00
Period from July 1, 2017 to June 30, 2018	4.25 to 1.00
Period from July 1, 2018 and thereafter	4.00 to 1.00

Other Supplemental Information

The Company is in preliminary discussions related to the transition of certain of its transition services agreements relating to billing and collections and eligibility screening services, though no assurances can be given related to the timing of such an agreement or that an agreement will in fact occur.

The following table presents information related to the hospitals intended for divestiture, including the estimated cash flow benefits upon divestiture (in thousands):

	Q4 2016	FY 2016

Two hospitals divested in 2016	$(9,110)	$(18,930)
Hospitals to be divested	(4,623)	(14,104)
Total Negative Adjusted EBITDA	$(13,733)	$(33,034)

2016 Negative Adjusted EBITDA		$33,034
Estimated capital expenditures reduction		5,371
Cash Flow Benefits Post Divestitures		$38,405

The following table presents information related to the Company’s days sales outstanding as of December 31, 2016:

December 31, 2016

Hospital Non-Self Pay (excluding Illinois Medicaid > 180 days)	47.1
Hospital Illinois Medicaid > 180 Days	1.9
Hospital Self Pay	5.3
Clinics and Other Entities	3.9
Subtotal	58.2

Accounts Receivable at CHS Owned Collection Agency	9.8
Total Company Days Sales Outstanding	68.0

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;
•	risks associated with the Company’s substantial indebtedness, leverage and debt service obligations, including the Company’s ability to comply with its debt covenants;
•

risks that the Company may not be able to satisfactorily enter into a Credit Facility Amendment, that additional resources and time may be needed to complete and file the Annual Report on Form 10-K, and that the Company may still conclude there is substantial doubt about its ability to continue as a going concern even if a Credit Facility Amendment is successfully negotiated and consummated;

•	the ability to achieve the anticipated benefits of the Spin-off;
•

the impact of the 2016 federal elections, which may lead to the repeal of or significant changes to the Affordable Care Act provisions, their implementation or their interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the extent of which regulatory and economic changes occur in Illinois, where a material portion of the Company’s revenues are concentrated;
•

the success and long-term viability of the healthcare insurance exchanges, which may be impacted by whether a sufficient number of payors participate, as well as the impact of the 2016 federal elections on the laws pursuant to the Affordable Care Act;

•	demographic changes;
•	the failure to comply with governmental regulations;
•

the impact of certain outsourcing functions, and the ability of Community Health Systems, Inc., as provider of billing and collection services to the Company pursuant to the transition services agreements, to timely and appropriately bill and collect;

•

the potential adverse impact of known and unknown government investigations, internal investigations, investor demands for investigation, audits, and federal and state false claims act litigation and other legal proceedings, including the recent shareholder litigation against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•

the ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in reimbursement rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments;

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•

the efforts of healthcare insurers, providers and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•

the Company’s ongoing ability to demonstrate meaningful use of certified electronic health records technology and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against the Company, including self-insured malpractice claims;
•	competition;
•	the ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	changes in medical or other technology;
•	changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;
•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;
•

the ability to successfully make acquisitions or complete divestitures and the timing thereof, the ability to complete any such acquisitions or divestitures on desired terms or at all, and the ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact of seasonal or severe weather conditions or earthquakes;
•	the ability to obtain adequate levels of professional, general liability and workers’ compensation insurance;
•	the effects related to outbreaks of infectious diseases;
•	the impact of external, criminal cyber-attacks or security breaches;
•	the ability to manage effectively arrangements with third-party vendors for key non-clinical business functions and services;
•	the ability to maintain certain accreditations at existing facilities and any future facilities the Company may acquire; and
•

the risk factors included in the Company’s Information Statement attached as an exhibit to the Registration Statement on Form 10, as amended, initially filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2015 and declared effective on April 4, 2016, and other filings with the SEC.

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QHC Announces Fourth Quarter and Year End 2016 Results

March 29, 2017

Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control.  Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing.  The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-